Exhibit 10.22

PHEMUS CORPORATION

600 Atlantic Avenue

Boston, Massachusetts 02210

July 2, 2003

Louisiana-Pacific Corporation

805 S.W. Broadway, Suite 1200
Portland, Oregon 97205-3303

Re:  ETT Acquisition Company, LLC

Ladies and Gentlemen:

This letter is provided to you in connection with the obligations undertaken by ETT Acquisition Company, LLC (together with its successors and permitted assigns, “ETT Acquisition”) pursuant to the Purchase and Sale Agreement, dated as of July 2, 2003 (as amended, modified or supplemented from time to time, the “Agreement”), by and between Louisiana-Pacific Corporation (“LP”) and ETT Acquisition.  All capitalized terms not defined herein but defined in the Agreement shall have the meanings assigned thereto in the Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             Phemus Corporation (“Phemus”) represents and warrants to you, as of the date hereof and as of the Closing Date, that the following statements contained in this Section 1 are correct:

a.             ETT Acquisition is a Delaware limited liability company, the sole member of which is East Texas Timber Acquisition Corporation (“East Texas Timber”).  East Texas Timber is a Delaware corporation, the sole stockholder of which is Phemus Corporation, a Massachusetts non-profit corporation.  Phemus is duly incorporated, validly existing and in good standing with the Secretary of State of The Commonwealth of Massachusetts.  Phemus has all necessary corporate power and authority to (i) execute this letter agreement and (ii) perform its obligations hereunder.

b.             All corporate and other actions or proceedings to be taken by or on the part of Phemus to authorize and permit the execution and delivery by Phemus of this letter agreement and the performance by Phemus of its obligations hereunder have been duly and properly taken.  This letter agreement has been duly executed and delivered by Phemus.  This letter agreement constitutes a legal, valid and binding obligation of Phemus that is enforceable in accordance with its terms against Phemus.

c.             The execution and delivery by Phemus of this letter agreement will not conflict with, result in a breach or violation of, or default under (i) any judgment, order, injunction, decree or ruling of any court or governmental authority applicable to Phemus or any of its assets; (ii) any statute, law, ordinance, rule or regulation; or (iii) the terms, conditions, or provisions of Phemus’ articles of organization or by-laws, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Phemus is a party or by which Phemus may be bound.

d.             There are no legal actions, suits or similar proceedings pending or, to Phemus’ actual knowledge, threatened against Phemus that seek to restrain or enjoin the execution and delivery of this letter agreement or the consummation of any of the transactions contemplated hereby.  There are no judgments, outstanding orders, injunctions, decrees, stipulations or awards against Phemus or affecting any of its assets, which prohibit or restrict or could reasonably be expected to result in any delay of the performance of its obligations under this letter agreement.

2.             Phemus will cause the obligations of ETT Acquisition under Article VI of the Agreement (the “Obligations”) to be timely performed and paid in full when due and payable, subject to and in accordance with the terms of said Article VI.  Phemus agrees that its obligations hereunder may be enforced by LP against Phemus irrespective of whether LP has sought to enforce any Obligations against ETT Acquisition or any other person.  For purposes hereof, Phemus and LP shall have the rights of the “Indemnifying Party” and the “Indemnified Party”, respectively, as set forth in said Article VI.

3.             LP hereby acknowledges and agrees that in no event shall East Texas Timber, Phemus, Harvard Management Company, Inc., a Massachusetts membership corporation, the President and Fellows of Harvard College, a Massachusetts educational corporation, or any of their affiliates or subsidiaries (other than ETT Acquisition and any such entity that is a successor to or assign of the maker of the Note and has obligations under the Note as a result thereof) have any obligations under the Note and the LC.

4.             This letter agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, without giving effect to any choice of law or conflict of laws principles that would give effect to the laws of another jurisdiction.  Any legal action or proceeding with respect to this letter agreement shall be brought in the courts of the State of New York (the “State”) in New York County or in the United States District Court for the Southern District of New York, and each of LP and Phemus consents, for itself and in respect of its property, to jurisdiction of those courts.  Each of LP and Phemus agrees to personal service of any summons, complaint or other process, which may be made by any means permitted by the law of the State.  The obligations of Phemus hereunder shall remain in effect regardless of any amendment, modification or supplement to the Agreement.  This letter agreement contains the parties’ entire agreement with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, whether written or oral, between the parties with respect to such matters.  Neither LP nor Phemus shall assign this letter agreement without the prior written consent of the other (which consent shall not be unreasonably withheld) and any attempted assignment hereof without prior written consent shall be void.  This letter agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.  This letter agreement shall be binding on the parties hereto and their respective successors and permitted assigns.  If any term or provision of this letter agreement or its application to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this letter agreement and the application of such term or provision to such person or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term or provision of this letter agreement shall be valid and enforceable to the fullest extent permitted by law so long as the economic or legal substance of the agreements contemplated hereby is not affected in any manner adverse to any party.  If so affected, LP and Phemus shall negotiate in good faith to modify this letter agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the agreements contemplated hereby are fulfilled to the extent possible.  Failure of either LP or Phemus at any time to require performance of any provision of this letter agreement will not limit such party’s right to enforce such provision, nor will any waiver of any breach of any provision of this letter agreement constitute a waiver of any succeeding breach of such provision or a waiver of such provision itself.

Sincerely,

PHEMUS CORPORATION

By:
Authorized Signatory

By:
Authorized Signatory

Agreed and Accepted:

LOUISIANA-PACIFIC CORPORATION

By:
Authorized Signatory